澳門特別行政區政府
Governo da Região Administrativa Especial de Macau
商業及動產登記局
Conservatória dos Registos Comercial e de Bens Móveis

商業登記證明

CERTIDÃO DO REGISTO COMERCIAL

申請編號 Ordem : 147 11/02/2010

申請人 Requerente: CHEN BOR HANN

登記編號 N°.de Registo: 29629 SO

商業名稱 Firma:
中文 Em Chinês : A POWER AGRO農業發展（澳門）有限公司
葡文 Em Português : A POWER AGRO DESENVOLVIMENTO DE AGRICULTURA (MACAU) LIMITADA
英文 Em Inglês : A POWER AGRO AGRICULTURE DEVELOPMENT (MACAU) LIMITED

法人住所 Sede: Rua Cinco de Outubro, n° 150, r/c, em Macau

本證明共 10 頁，均蓋有登記局之鋼印，並編上號碼後由本人簡簽
A presente certidão ocupa 10 folha(s) e tem aposto o selo branco desta Conservatória, estando todas elas numeradas e por mim rubricadas

所載資料截至 as informações reportam-se até: 04 / 02 / 2010

發出日期 Data de emissão: 11/02/2010

助理員 O Ajudante

António Sérgio Amaral

帳項 Conta:

第八條第一款 c項 Art.8°,n°.1.c .. $ *******50
印花稅表第十一條 Art.11° TGIS ... $ *******60
總金額 Total .... $ ******110

商業及動產登記局 模式 CM/1
CRCBM Modelo CM/1

A-4 規格印件 2009 年 9 月
Form. to A-4 Imp. Set. 2009

登錄及附註
Inscrições e Averbamentos

法人商業企業主登記編號 **Nº de Registo do Empresário Comercial, Pessoa Colectiva : 29629 (SO)**
申請編號 **AP. 49/10122007**
登錄事項 **Facto inscrito** : 設立 acto constitutivo
商業名稱 **Firma** :
中文 em chinês : A POWER AGRO 農業發展(澳門)有限公司
葡文 em português : "A POWER AGRO DESENVOLVIMENTO DE AGRICULTURA (MACAU) LIMITADA"
英文 em inglês : "A POWER AGRO AGRICULTURE DEVELOPMENT (MACAU) LIMITED"
法人住所 **Sede** : Rua Cinco de Outubro, nº 150, r/c, em Macau
所營事業 **Objecto** : sector de investimento, venda, desenvolvimento de agricultura e importação e exportação
開業日期 **Início das operações** : 30-11-2007
資本 **Capital** : MOP $25,000.00
股東及股 **Sócio(s) e quota(s)** :

1) 股東 Sócio : 洪滿祥 HUNG, MOON CHEUNG
   性別 Sexo : 男 M　　婚姻狀況 Estado civil : 已婚 casado
   配偶 Cônjuge : 徐佩玲 TSUI, PUI LING
   財產制度 Regime de bens : 分別財產制 regime da separação de bens
   住所 Domicílio : Rua Cinco de Outubro, nº 150, r/c, em Macau
   股額 Quota : $2,500.00
2) 股東名稱 Denominação : "A POWER AGRO AGRICULTURE DEVELOPMENT, INC."
   住所 Sede : 3290 Plumas Street #116, City of Reno, County of Washoe, Nevada
   股額 Quota : $22,500.00

行政管理 **Administração** : composta por um ou mais administradores
成員 **Administrador(es)** :
非股東 Não Sócio(s) :

- 姓名 Nome : 陳柏翰 CHEN, BOR-HANN
  性別 Sexo : 男 M　　婚姻狀況 Estado civil : 已婚 casado
  住所 Domicílio : Tai Sun Street, 3/F, Lane 16, Taipei, Taiwan
- 姓名 Nome : TAN POAY TEIK
  性別 Sexo : 男 M　　婚姻狀況 Estado civil : 已婚 casado
  住所 Domicílio : 71 Persiarandesa Ampang, Taman Sri Ampang, Ampang 68000, Selangor, Malásia

簽名方式 **Forma de obrigar** : a assinatura de um administrador

條款 **Cláusula** : a cessão de quotas a estranhos depende do consentimento da sociedade que tem direito de preferência

文件 **Documentos** :

公證書（載於私人公證員 João Miguel Barros 第 30 號簿冊第 104 頁）30-11-2007；公司章程；股東名單；公司各機關成員名單；接受職務聲明

escritura 30-11-2007 (notário privado João Miguel Barros, fls. 104, L.º 30); estatuto social; relação dos sócios; relação dos membros dos órgãos sociais; declaração de aceitação dos cargos

代局長 A Subst.ª da Conservadora, Leonor Madeira de Carvalho

備考索引
Cotas de referência

登記編號 Nº. de Registo: 29629 (SO)

登錄 Ins. nº Ap.49/10122007 (設立 acto constitutivo)

- - - - 完 Fim - - - -

洪 礎

CONSTITUIÇÃO DE SOCIEDADE

30/11/07

---- No dia trinta de Novembro do ano dois mil e sete, nesta cidade Macau, perante mim, **JOÃO MIGUEL BARROS**, notário privado com Cartório na Avenida da Amizade, nº.555, edifício Landmark, 13º. andar, Sala 1309, compareceram: --

----- **PRIMEIRO** --

---- **HUNG, MOON CHEUNG (洪,滿祥 - 3163 3341 4382)**, casado com Tsui, Pui Ling (徐佩玲 - 1776 0160 3781) no regime da separação de bens, de nacionalidade chinesa, portador do bilhete de identidade de residente permanente nº.1240740(9), emitido pelos Serviços de Identificação de Macau em 9 de Fevereiro de 2007, e residente na Rua Cinco de Outubro, nº.150, r/c, desta cidade. ------------------

2.500-

----- **SEGUNDOS:** --

-----陳柏翰 - **CHEN, BOR-HANN**, casado, nacionalidade chinesa, portador do passaporte nº.211720582, emitido pelo Ministério dos Negócios Estrangeiros de Taiwan em 11 de Outubro de 2004, e residente em Taiwan, Tai Sun Street, 3/F, Lane 16, Taipei, --

---- **TAN POAY TEIK**, casado, de nacionalidade malasiana, portador do passaporte da Malásia nº.A18066009, emitido em Kuala Lampur (Wangsa Maju) em 5 de Novembro de 2007, e residente na Malásia, 71 Persiarandesa Ampang, Taman Sri Ampang, Ampang 68000, Selangor, e ------------

----- **LEE SOLOMON YIP KUN**, casado, de nacionalidade australiana, portador do passaporte nº.E3017353, emitido em Austrália, em 14 de Junho de 2006, e residente na Malásia, A-8-6 Palmuille Condo, Jalan PJS 9/1, Bandan Sun Way 46150 PJ., que outorgam em representação da **"A POWER AGRO AGRICULTURE DEVELOPMENT, INC."**, sociedade constituída e com sede em 3290 Plumas Street #116, City of Reno, County of Washoe, Nevada, com os poderes necessários para este acto, conforme verifiquei pelo certificado de incorporação e pela acta, documentos que se acham arquivados neste Cartório no maço de documentos referentes ao livro de notas para escrituras diversas nº.30, a folhas 94 e seguintes. -------------------------

----- Verifiquei a identidade dos outorgantes por exibição dos seus respectivos documentos de identificação. -----------

----- **DISSERAM:** ---

----- Que o primeiro outorgante e a representada dos segundos outorgantes constituem entre si uma sociedade comercial por quotas de responsabilidade limitada, nos termos dos artigos seguintes: -----------------------------------

----------------------- **ARTIGO PRIMEIRO** -----------------------

----- A sociedade adopta a denominação em chinês **"A POWER AGRO 農業發展(澳門)有限公司"**, em português **"A POWER AGRO DESENVOLVIMENTO DE AGRICULTURA (MACAU) LIMITADA"** e, em inglês, **"A POWER AGRO**

22.500

5

AGRICULTURE DEVELOPMENT (MACAU) LIMITED" e tem a sua sede social em Macau, na Rua Cinco de Outubro, nº.150, r/c. --

---------------------- ARTIGO SEGUNDO ----------------------

---- O objecto da sociedade é o exercício da actividade no sector de investimento, venda, desenvolvimento de agricultura e importação e exportação, podendo ainda dedicar-se a todo e qualquer outro ramo de comércio ou indústria permitido por lei. --

---------------------- ARTIGO TERCEIRO ----------------------

----- A sua duração é por tempo indeterminado, contando-se, para todos os efeitos, o seu início a partir da data desta escritura. --

---------------------- ARTIGO QUARTO ----------------------

----- O capital social, integralmente subscrito e realizado em dinheiro, é de **VINTE E CINCO MIL PATACAS** e corresponde à soma das quotas dos sócios, assim discriminadas: --

---- a) Uma quota no valor de **VINTE E DUAS MIL E QUINHENTAS PATACAS**, subscrita pela sócia **"A POWER AGRO AGRICULTURE DEVELOPMENT, INC."**; e ----------

---- b) uma quota no valor de **DUAS MIL E QUINHENTAS PATACAS**, subscrita pelo sócio **HUNG, MOON CHEUNG (洪,滿祥 - 3163 3341 4382)**. --

---------------------- ARTIGO QUINTO ----------------------

----- A cessão de quotas a estranhos depende do consentimento da sociedade que terá direito de preferência.--

------------------------ ARTIGO SEXTO ------------------------

---- A gestão e administração dos negócios da sociedade pertencem a uma administração, composta por um ou mais administradores, desde já nomeados os não sócios 陳柏翰 - **CHEN, BOR-HANN**, casado, nacionalidade chinesa e residente em Taiwan, Tai Sun Street, 3/F, Lane 16, Taipei, e **TAN POAY TEIK**, casado, de nacionalidade malasiana e residente na Malásia, 71 Persiarandesa Ampang, Taman Sri Ampang, Ampang 68000, Selangor. -----------------------

-------------------- **PARÁGRAFO PRIMEIRO** ------------------

---- Para a sociedade ficar validamente obrigada, em todos os seus actos, contratos e documentos, activa ou passivamente, em juízo ou fora dele, é suficiente a assinatura de um administrador. --------------------------------

-------------------- **PARÁGRAFO SEGUNDO** ------------------

---- A sociedade pode constituir mandatários, sendo ainda conferida aos administradores a faculdade de delegar total ou parcialmente os seus poderes. --------------------------------

-------------------- **PARÁGRAFO TERCEIRO** ------------------

---- Os administradores, de harmonia com a forma de obrigar estipulada no parágrafo primeiro deste artigo, poderão, além dos actos normais de administração, obrigar

a sociedade nos seguintes actos: --------------------------------

----- a) Alienar, por venda, troca ou qualquer outro título oneroso, bens móveis ou imóveis, valores e direitos, incluindo obrigações e quaisquer participações sociais e, bem assim, constituir hipotecas ou quaisquer garantias ou ónus sobre os mesmos bens; ------------------------------------

----- b) Adquirir, por qualquer modo, bens móveis ou imóveis, valores e direitos, designadamente participação no capital social de outras sociedades pre-existentes ou a constituir; --

----- c) Tomar ou dar de arrendamento bens imóveis para a prossecução dos fins sociais; ------------------------------------

----- d) Movimentar contas bancárias, depositar e levantar dinheiro, emitir, subscrever, aceitar, sacar e endossar letras, livranças, cheques e quaisquer outros títulos de crédito; -----

----- e) Contrair empréstimos e obrigar-se em quaisquer outros financiamentos bancários ou de outra natureza, com ou sem garantias reais; e --

----- f) Constituir hipotecas e outras garantias ou ónus sobre bens ou direitos sociais, para a segurança de empréstimos, financiamentos e outras obrigações contraídas pela sociedade. --

------------------------ ARTIGO SÉTIMO ------------------------

----- As assembleias gerais, quando a lei não exigir outra formalidade, serão convocadas por qualquer administrador, por meio de carta registada, dirigidas aos sócios com, pelo

menos, quinze dias de antecedência, indicando sempre o assunto a tratar. ---

------------------- PARÁGRAFO PRIMEIRO -------------------

---- Os sócios poderão fazer-se representar por outro sócio nas assembleias gerais, mediante mandato conferido por simples carta. ---

-------------------- PARÁGRAGO SEGUNDO -----------------

---- A falta de antecedência prevista no corpo deste artigo, poderá ser suprida pela aposição da assinatura dos sócios no aviso de convocação, sem prejuízo do disposto no artigo duzentos e dezassete do Código Comercial. -----------------

---- ASSIM O DISSERAM E OUTORGARAM. ----------------

---- Adverti os outorgantes da obrigatoriedade do registo comercial deste acto no prazo de quinze dias. ----------------

---- Arquivo uma certidão da Conservatória do Registo Comercial, pela qual verifiquei não existir sociedade ali registada com igual ou semelhante denominação. ------------

---- Porque os outorgantes não compreendem a língua portuguesa, mas sim a chinesa, interveio neste acto, como intérprete da sua escolha, Ivone Maria Osório Bastos Yee, casada e residente na Rua Fernão Mendes Pinto, nº.54, 5º., B, desta cidade, pessoa do meu conhecimento pessoal, a qual, sob compromisso de honra prestado perante mim, lhes transmitiu verbalmente a tradução desta escritura em língua chinesa e me fez ciente dela corresponder a vontade de

JOÃO MIGUEL BARROS
包偉鋒

Lº 30 a fls. 107

todos. ---

---- Fiz aos outorgantes em voz alta e na presença simultânea de todos os intervenientes, a leitura desta escritura e a explicação do seu conteúdo. ________________

洪潘祥

CHEN BOK WAH

O Notário

10

(Translation)

MACAU SPECIAL ADMINISTRATIVE REGION
Registry of Businesses

Business Registration Certification

Application No: 147 February 11, 2010

Applicant : CHEN BOR HANN

Registration No: **29629 SO**

Business Name :

Chinese :

Portugal : A POWER AGRO DESENVOLVIMENTO DE AGRICULTURE (MACAU) LIMITADA

English : A POWER AGRO AGRICULTURE DEVELOPMENT (MACAU) LIMITED

Address : Rua Cinco de Outubro, n° 150, r/c. em Macau

This Certificate consists of 10 pages, all bearing the Seal of the Registry, serial number and my initials.

The information contained herein as at February 4, 2010.

Date of issue : February 11, 2010.

Officer
(Signed)
Antonio Sergio Amaral

Charges

Article 8 No. 1 c	$ 50.00
Stamp Duty Schedule Article 11	$ 60.00
Total	$ 110.00

Registration Contents & Appendices

Business Registration No: 29629 (SO)

Business Application No: AP.49/10122007

Registration Purpose : Incorporation

Business Name :

Chinese :

Portugal : "A POWER AGRO DESENVOLVIMENTO DE AGRICULTURE (MACAU) LIMITADA"

English : A POWER AGRO AGRICULTURE DEVELOPMENT (MACAU) LIMITED

Address : Rua Cinco de Outubro, n° 150, r/c. em Macau

Business : Investment, agricultural sales & development and import & export

Business Commencement : November 30, 2007.

Capital : MOP$25,000.00

Shareholders & Share capital :

1) Shareholder : HUNG, MOON CHEUNG

Sex : Male Marital Status : Married

Spouse : TSUI, PUI LING

Personal Asset arrangement : Separate asset arrangement with spouse

Address : Rua Cinco de Outubro, n° 150, r/c. em Macau

Share capital : $2,500.00

2) Shareholder : "A Power Agro Agriculture Development, Inc."

Address : 3290 Plumas Street #116, City of Reno, Country of Washoe, Nevada

Share capital : $22,500.00

Board of directors : consists of 1 or more directors

Members :

Non-Shareholder :

Name : CHEN, BOR-HANN

Sex : Male Marital Status : Married

Address : Tai Sun Street, 3/F, lane 16, Taipei, Taiwan

Name : TAN POAY TEIK

Sex : Male Marital Status : Married

Address : 71 Persiarandesa Ampang, Taman Sri Ampang, Ampang 68000, Selangor, Malaysia.

Signature authorisation : Only one signature of the directors is required to take effect

Condition : Prior consent of the Company is required for any share transfer and the Company has the first right to purchase.

Document :

Notarised Certificate of November 30, 2007 (extracted from Private Notary Public Joao Miguel Barros's Records No. 30 Page 104); Company Constitution; Shareholders' List; List of the members of the Company's various departments; Acceptance of Appointment

Acting Head of Registry Leonor Madeira de Carvalho

Reference Note

Business Registration No : 29629 (SO)

Business Application No: AP.49/10122007 (Incorporation)

---- The End ----

Incorporation of the Company

----- On July 30, 2007 at Avenida da Amizade, n°.555, edificio Landmark, 13°, andar Sala 1309, appeared before me JOAO MIGUEL BARROS, the Private Notary Public, there were :

----- **The 1st Signatory** -----

----- **HUNG, MOON CHEUNG** (3163 3341 4382), male, married with Tsui, Pui Ling (1776 0160 3781) under Separate Asset Arrangement Scheme, Chinese Nationality, holding the permanent resident identity card of The Special Administrative Region of Macau, of No. 1240740 (9) issued by the Identity Registration Department on 9th February 2007, and now residing at Rua Cinco de Outubro, n° 150, r/c. em Macau.

----- **The 2nd Signatories** -----

----- **CHEN, BOR-HANN**, male, married, Chinese Nationality, holding a Taiwan passport of No. 211720582 issued by Foreign Affairs Ministry of Taiwan, and now residing at Tai Sun Street, 3/F, lane 16, Taipei, Taiwan.

----- **TAN POAY TEIK**, male, married, Malaysian Nationality, holding a Malaysian passport of No. A18066009 issued by Malaysian government at Kaula Lumpur (Wangsa Maju branch) on 5th November 2007, and now residing at 71 Persiarandesa Ampang, Taman Sri Ampang, Ampang 68000, Selangor, Malaysia; and

----- **LEE SOLOMON YIP KUN**, male, married, Australian Nationality, holding a Australian passport of No. E3017353 issued by Australian government on 14th June 2006, and now residing at A-8-6 Palmuille Condo, Jalan PJS 9/1, Bandan Sun Way 46150 PJ, and signing in his capacity as the Representative of "A Power Agro Agriculture Development, Inc.". The said Company's address is at 3290 Plumas Street #116, City of Reno, Country of Washoe, Nevada.

I hereby certify, in accordance with the Miscellaneous Records of Certificates No. 30 Page 94 and the subsequent pages of certificates as well as a copy of the minutes of meeting, the aforesaid qualifications and the authority to act.

----- Through the identification documents as aforesaid I verify the identities of the signatories.

----- The respective signatories declare as follows : -------

----- The 1st Signatory and the 2nd Signatory representing the Company concerned affirm the setting up of a private limited company, and the operation of the incorporated company shall be guided by the following Articles : ------

Article No. 1

----- The business name of the Company shall be "A POWER AGRO 农业发展（澳门）有限公司" in Chinese language, "A POWER AGRO DESENVOLVIMENTO DE AGRICULTURE (MACAU) LIMITADA" in Portugal language and "A POWER AGRO AGRICULTURE DEVELOPMENT (MACAU) LIMITED" in English language, and its address shall be Rua Cinco de Outubro, nº 150, r/c. em Macau.

Article No. 2

----- The business of the Company shall : Investment, agricultural sales & development and import & export, and all other businesses, commercial or industrial, permitted by law.

Article No. 3

----- The operational and validity period of the Company is not pre-determined, and the Company shall commence its operation as from the date of this accord.

Article No. 4

The capital of the Company shall be Macau Dollars Twenty Five Thousand **(MOP$25,000.00)**, duly paid up by cash : -----

----- a) The shareholder "**A Power Agro Agriculture Development, Inc.**" holds 1 share, duly paid Macau Dollars Twenty Two Thousand Five Hundred **(MOP$22,500.00)** ; and

----- b) The shareholder **HUNG, MOON CHEUNG (3163 3341 4382)** holds 1 share, duly paid Macau Dollars Two Thousand Five Hundred **(MOP$2,500.00)**.

Article No. 5

----- Prior permission of the Company is required for transfer of share to any third party, and the Company has the 1st right of purchase.

Article No. 6

----- The Company shall be managed and represented by 1 or more directors. The non shareholder **CHEN, BOR-HANN**, male, married, Chinese Nationality, now residing at Tai Sun Street, 3/F, lane 16, Taipei, Taiwan and the non shareholder **TAN POAY TEIK**, male, married, Malaysian Nationality, now residing at 71 Persiarandesa Ampang, Taman Sri Ampang, Ampang 68000, Selangor, Malaysia are now appointed as the members of the board of directors.

Paragraph 1

----- The conduct, agreements and documents of the Company shall be executed by 1 member of the board of directors to be binding on the Company.

Paragraph 2

----- The company may appoint agent, and the members of the board of directors may delegate part or all of their powers or duties to other person.

Paragraph 3

----- In pursuance of Paragraph 1 on the legally binding responsibility of the Company, members of the Company, apart from their management duties, may:

----- a) transfer by way of a sale, exchange or other method with consideration any movable or immovable assets, assets with value and undertaking of the Company, including debt securities and shareholders' capital, and pledge any of the Company's asset or undertaking as security or guarantee ;

----- b) acquire by whatever means any movable or immovable assets, assets with value and undertaking of any existing or to-be-incorporated companies, including their debt securities and shareholders' capital ;

----- c) to carry out any of the objects of the company lease or take on lease any immovable properties ;

----- d) draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange and other negotiable or transferable instruments ;

----- e) borrow money or raise any other form of loan or financing and provide any guarantee for any person or thing in whatever nature or form.

----- f) to secure the Company's borrowing or fund raising mortgage or charge the Company's undertaking and property whether outright or as security for any debt, liability, or obligation of the Company.

Article No. 7

----- Unless the law otherwise provides, a general meeting shall be convened by a member of the board of directors by way of written notice sent to the shareholders by registered post fifteen days at the least before the date of the general meeting, specifying the purpose of the meeting.

Paragraph 1

----- A shareholder may appoint another shareholder as his proxy for the purpose of attendance at the general meeting and, for that purpose, the shareholder shall notify the chairman in writing of such appointment of proxy.

Paragraph 2

----- If a general meeting is convened by a shorter notice, the shareholders may rectify the same by signing on the Notice of Meeting, without prejudice to the applicability of Section 217, Commercial Code.

----- I have reminded the signatories to register the aforesaid provision within fifteen days.

----- I have recorded the certification issued by the Department of Business Registration, and such certification verified that the business name adopted herein can be registered accordingly.

----- Due to the fact that the signatories do not understand Portugal language, but understand Chinese language, they have chosen an interpreter that I know Ivone Maria Osorio Bastos Yee (female, married, residing at Rue Fernao Mendes Pinto, No. 54, 5-B) to interpret the contents of this Certification in Chinese language to the understanding of the signatories, and to let me know the contents thereof are written in accordance with the wishes of the signatories.

----- The contents of this certification have been read and explained in the presence of the signatories.

(signatures) : **HUNG, MOON CHEUNG, CHEN, BOR-HANN** and two other signatures in foreign language, please see the original document.

Notary Public (please see the signature on the original document)

Account No : 30